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                                 ATHERSYS, INC.                     Exhibit 4.6


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                  THIS AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT (this "AGREEMENT"), dated as of the 28th day of April, 2000, is by and among Athersys, Inc. (the "COMPANY"), Primus Capital Fund IV Limited Partnership, Primus Executive Fund Limited Partnership, Blue Chip Capital Fund II Limited Partnership, Miami Valley Venture Fund L.P., Sentron Medical Incorporated, Warburg Dillon Read LLC, Ohio Innovation Fund I, L.P., The EBTC Foundation, Athersys Investors II, LLC, Hoegh Invest, AS and NeoMed Innovation, ASA (collectively, the "CLASS C INVESTORS"), and the investors listed on SCHEDULE A attached hereto (collectively the "CLASS F INVESTORS" with the Class C Investors and Class F Investors collectively being referred to as the "INVESTORS"), Biotech 3 Investment L.L.C. ("BIOTECH"), and each of the stockholders of the Company listed on SCHEDULE B attached hereto (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H:

         WHEREAS, the Class F Investors and the Company executed that certain Securities Purchase Agreement dated as of March 30, 2000 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Class F Investors agreed to purchase from the Company shares of the Company's Class F Convertible Preferred Stock, par value $.01 per share, on certain terms and conditions contained in the Securities Purchase Agreement (the "PURCHASE"); and

         WHEREAS, in connection with the Purchase the parties hereto execute this Agreement to amend and restate the Amended and Restated Registration Rights Agreement, dated March 30, 2000, by and among the Company, Biotech, the Class C Investors, certain Class F Investors and the Stockholders; and

         WHEREAS, the Company desires to induce Class F Investors to consummate the Purchase by executing this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties agree as follows:

     1.   Definitions.

         "AGREEMENT" has the meaning set forth in the Recitals.

         "AMENDED CERTIFICATE" means the Amended and Restated Certificate of Incorporation of the Company.

         "BIOTECH" has the meaning set forth in the Preamble to this Agreement.

         "BIOTECH SHARES" means (i) any equity securities of the Company issued or issuable upon the conversion of Preferred Shares held by Biotech or any transferee, successor or


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assign of Biotech; (ii) any shares of equity securities of the Company held as the date hereof or acquired hereafter by Biotech; (iii) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; and (iv) any other shares of equity securities of the Company held by persons holding securities referred to in clauses (i), (ii) and (iii); provided, however, that Biotech Shares shall not include any securities the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Biotech Shares whenever such Person holds a security exercisable for or convertible into such Biotech Shares, whether or not such exercise or conversion has actually been effected.

         "CLASS C INVESTORS" has the meaning set forth in the Preamble to this Agreement.

         "CLASS C INVESTORS' SHARES" means, at any time, the following shares held by any Class C Investors: (i) any shares of Common Stock then outstanding that were issued upon conversion of the Class C Preferred; (ii) any shares of Common Stock then issuable upon conversion of the Class C Preferred; (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Class C Investors' Shares; (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Class C Investors' Shares; and (v) any other Shares held by a Class C Investor; provided, however, that Class C Investors' Shares shall not include any shares of Common Stock the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Class C Investors' Shares whenever such Person holds a security exercisable for or convertible into such Class C Investors' Shares, whether or not such exercise or conversion has actually been effected.

         "CLASS C PREFERRED" means the Class C Convertible Preferred Stock, par value $.01, of the Company.

         "CLASS F PREFERRED" means the Class F Convertible Preferred Stock, par value $.01, of the Company.

         "CLASS F INVESTORS' SHARES" means, at any time, the following shares held by any Class F Investors: (i) any shares of Common Stock then outstanding that were issued upon conversion of the Class F Preferred; (ii) any shares of Common Stock then issuable upon conversion of the Class F Preferred; (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Class F Investors' Shares; (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Class F Investors' Shares; and (v) any other Shares held by a Class F Investor; provided, however, that Class F Investors' Shares shall not include any shares of Common Stock the sale of which has been registered pursuant to the

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Securities Act or sold to the public pursuant to Rule 144 promulgated by the
Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Class F Investors' Shares whenever such Person holds a security exercisable for or convertible into such Class F Investors' Shares, whether or not such exercise or conversion has actually been effected.

         "COMMON STOCK" means common stock, par value $.01, of the Company.

         "COMPANY" has the meaning set forth in the Preamble to this Agreement.

         "DEMAND REGISTRATIONS" means, collectively, Long-Form Demand Registrations and Short-Form Demand Registrations.

         "DEMANDING SHAREHOLDERS" has the meaning set forth in SECTION 3(d).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

         "HOLDER" means any holder of Investors' Shares or Registrable Securities who is a party to this Agreement (or becomes a party hereto pursuant to SECTION 12 hereof) or is a successor or assign or subsequent holder contemplated by SECTION 13(e) hereof.

         "INVESTORS" has the meaning set forth in the Preamble to this Agreement.

         "INVESTORS' SHARES" means, collectively, Class C Investors' Shares and Class F Investors' Shares.

         "IPO" means the Company's first underwritten public offering of shares of common stock consummated pursuant to a registration statement declared effective under the Securities Act, other than a registration statement relating solely to the sale of securities to participants in a company stock plan or a registration relating solely to a Rule 145 transaction.

         "LONG-FORM DEMAND REGISTRATION" has the meaning set forth in SECTION 3(a)(v).

         "LONG-FORM REGISTRATION" has the meaning set forth in SECTION 3(a)(i).

         "PERSON" means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

         "PIGGYBACK REGISTRATION" has the meaning set forth in SECTION 2(a).

         "PREFERRED SHARES" means the Class A Convertible Preferred Stock, $.01 par value, the Class B Convertible Preferred Stock, $.01 par value, the Class C Convertible Preferred Stock, $.01 par value, the Class D Convertible Preferred Stock, $.01 par value, the Class F Convertible Preferred Stock, $.01 par value, the Class G Convertible Preferred Stock, $.01 par value, and any Blank Check Preferred Stock, $.01 par value, now or hereafter issued.

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         "PURCHASE" has the meaning set forth in the Preamble to this Agreement.

         "REGISTRABLE SECURITIES" means, collectively the Class C Investors' Shares, the Class F Investors' Shares and the Biotech Shares.

         "REGISTRATION EXPENSES" has the meaning set forth in SECTION 6(a).

         "S-2 SHORT-FORM REGISTRATION" has the meaning set forth in SECTION 3(a)(iii).

         "S-3 SHORT-FORM REGISTRATION" has the meaning set forth in SECTION 3(a)(iii).

         "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "SHARES" means shares of capital stock of the Company.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

         "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the Preamble to this Agreement.

         "SHORT-FORM DEMAND REGISTRATION" has the meaning set forth in SECTION 3(a)(v).

         "SHORT-FORM REGISTRATION" has the meaning set forth in SECTION
3(a)(iii).

         "STOCKHOLDER" and "STOCKHOLDERS" have the meanings set forth in the Preamble to this Agreement.

     2.   Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to Biotech, the Investors and the Stockholders of its intention to effect such a registration (a "PIGGYBACK REGISTRATION"). The Company will include in such registration (i) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice, and (ii) such other securities of the Company held by the Stockholders with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice; provided, however, that no registration of securities held by the Stockholders or any other stockholders pursuant to this SECTION 2 shall be at the exclusion of any Registrable Securities.

          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities

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     requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration shares in the following order until such limitation has been met: first, the securities the Company proposes to sell; second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Shares owned by each such holder; third, the securities requested to be included in such registration by the Stockholders; and fourth, other securities requested to be included in such registration; provided that in any event, after the IPO, the Holders of the Registrable Securities shall be entitled to have their Shares represent at least twenty-five percent (25%) of the total shares included in any such registration.

          (c) Expiration of Piggyback Registration Rights. The "PIGGYBACK" registration rights granted to Holders of Registrable Securities under this
     SECTION 2 shall expire at the later of (i) ninety (90) days after all Registrable Securities are freely tradeable to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the Securities Act, without limitation (or any similar rule then in force) or (ii) five
     (5) years after the closing of the IPO.

     3.   Demand Registration.

          (a)  Requests for Registration.

               (i) Subject to the terms and conditions of this Agreement, the Holders of a majority of the then outstanding Class C Investors' Shares at any time after the earlier of (i) the consummation of the IPO or (ii) October 31, 2000 may request registration under the Securities Act of all or part of their Class C Investors' Shares on Form S-1 or any similar long-form registration statement ("LONG-FORM REGISTRATION") by delivering a written request to the Company to that effect; provided, however, that, in the case of any such Long-Form Registration, the aggregate offering value of all of the shares to be offered must be reasonably expected to equal at least Five Million Dollars ($5,000,000).

               (ii) Subject to the terms and conditions of this Agreement, the Holders of at least twenty-five percent (25%) of the then outstanding Class F Investors' Shares at any time after the earlier of (i) the consummation of an IPO or (ii) October 31, 2000, may request a Long Form Registration by delivering a written request to the Company to that effect; provided, however, that, in the case of any such Long Form Registration, the aggregate offering value of all of the shares to be offered must be reasonably expected to equal at least Five Million Dollars ($5,000,000).

               (iii) Subject to the terms and conditions of this Agreement, the Holders of at least twenty-five percent (25%) of the then outstanding Class C Investors' Shares and Biotech Shares at any time may request registration under the Securities Act of all or part of their Registrable Securities on Form S-2 ("S-2 SHORT-FORM REGISTRATION") or S-3 ("S-3 SHORT-FORM REGISTRATION") or any similar short-form registration statement (collectively, a "SHORT-FORM

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          REGISTRATION"), if available, by delivering a written request to the
          Company to that effect; provided, however, that, in the case of any such Short-Form Registration, the aggregate offering value of the Class C Investors' Shares and Biotech Shares requested to be included in such registration pursuant to SECTION 3(a), including, without limitation, SECTION 3(a)(v), must be reasonably expected to equal at least Five Hundred Thousand Dollars ($500,000).

               (iv) Subject to the terms and conditions of this Agreement, the Holders of the then outstanding Class F Investors' Shares at any time may request a S-3 Short-Form Registration of their Class F Investors' Shares, if available, by delivering a written request to the Company to that effect; provided, however, that, in the case of any such S-3 Short-Form Registration, the aggregate offering value of the Class F Investors' Shares requested to be included in such registration pursuant to SECTION 3(a), including, without limitation, SECTION 3(a)(v), must be reasonably expected to equal at least Five Hundred Thousand Dollars ($500,000).

               (v) If the Holders of Registrable Securities initiating a registration pursuant to SECTION 3(a) intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their written notice. Within ten (10) days after receipt of any written request pursuant to (i), (ii), (iii) or (iv) above, the Company will give written notice of such request to all of the Investors and Biotech, and will include, subject to the terms of
          SECTION 3(d), in any such registration that constitutes a Demand Registration all securities with respect to which the Company has received written requests from the Investors and Biotech, for inclusion therein within fifteen (15) days after receipt of the Company's notice. Any Long-Form Registration and any Short-Form Registration requested pursuant to this SECTION 3(a), other than a registration in which the Company sells any of its securities in a primary offering, are referred to herein, respectively, as a "LONG-FORM DEMAND REGISTRATION", and a "SHORT-FORM DEMAND REGISTRATION". The Company may elect to include its securities in a primary offering in any registration requested pursuant to this
          SECTION 3(a); provided, however, that if the Company sells any of its securities in a primary offering, such offering shall not be deemed to be a Demand Registration and shall be considered a Piggyback Registration and will be governed by SECTION 2.

          (b) Long-Form Demand Registrations. The Holders of Class C Investors' Shares may request one Long-Form Demand Registration pursuant to Section 3(a)(i), and the Holders of Class F Investors' Shares may request two (2) Long-Form Demand Registrations pursuant to SECTION 3(a)(ii). The Company will pay the Registration Expenses therefor of the Company and the Holders of Investors' Shares. A registration will not count as a Long-Form Demand Registration under this SECTION 3 until (i) it has become effective (and is not the subject of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason); (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are satisfied and (iii) the Holders are able to register and sell at least seventy-five percent (75%) of their desired Shares. Notwithstanding the terms of the preceding sentence, a registration which does not become effective after the Company has filed a registration statement with respect

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     thereto solely by reason of the refusal to proceed of the Holders of
     Investors' Shares (unless such refusal is due to the disclosure of adverse information concerning the Company after such demand is made) shall be deemed to have been effected by such Holders and count as a Long-Form Demand Registration under this SECTION 3, unless the Holders of Investors' Shares making such demand shall have elected to pay the Registration Expenses of the Holders of Investors' Shares incurred in connection therewith.

          (c) Short-Form Demand Registration. The Holders of Registrable Securities will be entitled to request pursuant to SECTION 3(a)(iii) or
     SECTION 3(a)(iv), respectively, no more than two (2) Short-Form Demand Registrations in any twelve (12) month period. The Company will pay the Registration Expenses therefor of the Company and the Holders of Registrable Securities in connection with any such registration. A registration will not count as one of the Short-Form Demand Registrations under this SECTION 3(c) until it has become effective; provided that in any event the Company will pay the Registration Expenses of the Company and the Holders of Registrable Securities in connection with any such registration initiated as a Short-Form Demand Registration. Notwithstanding the terms of the preceding sentence, a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Holders of Registrable Securities (unless such refusal is due to the disclosure of adverse information concerning the Company after such demand is made) shall be deemed to have been effected by such Holders and count as a Short-Form Demand Registration under this SECTION 3(c), unless the Holders of Registrable Securities making such demand shall have elected to pay the Registration Expenses of the Holders of Registrable Securities incurred in connection therewith.

          (d) Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in an orderly manner in such offering without materially adversely affecting the price of the Shares to be sold in such registrations, the Company will include in such registration shares in the following order until such limitation has been met: first, the number of securities requested to be included therein by the Holders of Registrable Securities pro rata among Holders of Registrable Securities on the basis of the number of Shares owned by such Holders (the "DEMANDING SHAREHOLDERS"), second, securities requested by the Company to be included in such registration pursuant to "piggyback" rights hereunder; and third, other securities requested by the Stockholders to be included in such registration.

          (e) Restrictions on Registrations.

               (i) The Company may postpone for a reasonable period, not to exceed an aggregate of one hundred twenty (120) days in any twelve
          (12) month period, the filing or the effectiveness of a registration statement for a Demand Registration, if the Company determines reasonably and in good faith that such filing would have a material adverse effect on any proposal or plan of the Company to engage in any transaction, provided that in such event the Holders of

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          Investors' Shares initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder, and the Company will pay all Registration Expenses in connection with such withdrawn registration. In addition, the Company shall not be required to effect any registration in accordance with the terms of this Agreement within one hundred eighty (180) days after the effective date of the IPO or ninety (90) days after the effective date of any subsequent primary offering (or combined primary and secondary offering) of its securities (other than a registration statement on Form S-8, or any successor forms or a registration on Form S-4 or relating to a Rule 145 transaction). The Company may only provide the Delay Notice only once in any twelve (12) month period.

               (ii) The rights granted under SECTION 3(a)(iii) and SECTION 3(a)(iv) shall expire ninety (90) days after all Registrable Securities are freely tradeable to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the Securities Act, without limitation (or any similar rule than in force).

               (iii) The Company shall not be required to effect a Long-Form Demand Registration unless it is a firmly underwritten offering by an underwriter of nationally recognized standing (but not limited to "Tier 1" or "Tier 2" underwriters). The Company shall have the sole right to select such underwriter; provided, that in the event the Company has not selected an underwriter within thirty (30) days of the request for Demand Registration, the Demanding Shareholders may select such underwriter subject to approval of the Company not to be unreasonably withheld.

          (f) The Company shall give prompt notice to all holders of Registrable Securities of the receipt of a request for registration pursuant to this
     SECTION 3.

     4.   Holdback Agreements.

          (a) Biotech, the Investors and each Stockholder agree not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated pursuant to the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities without the prior written consent of the Company or the managing underwriter for such period of time (not to exceed the period beginning seven days prior to and during the 180-day period beginning on the effective date of the registration statement of the IPO) (except for sales of (i) securities as part of such IPO, (ii) securities purchased in the IPO or (iii) securities purchased on the open market after the IPO and as otherwise permitted under Rule 144(k)), unless the underwriters managing the IPO otherwise agree; provided that all officers and directors of the Company and, the holders of at least one percent (1%) of the Company's capital stock enter into similar agreements; further, provided, that the Company and the managing underwriter shall agree not to release any of those other persons from the lock-up prior to the release of all of the Investors and Biotech.


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          (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

     5. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will expeditiously as possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective and remain effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold, or (ii) 180 days from the effective date of the registration statement; provided, however, that such 180-day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of any securities of the Company pursuant to Section 5(e); provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed including documents that are to be incorporated by reference into such registration statement or supplement, which documents will be subject to the review of such counsel, and which proposed registration statement or amendment or supplement thereto shall not be filed by the Company if the Holders of a majority of the Registrable Securities covered by such statement, amendment or supplement reasonably object to such filing;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective for the period referred to in SECTION 5(a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) Furnish to each Holder of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and any other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

          (d) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as may be reasonably

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     necessary and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder;

          (e) Promptly notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that, at the request of the Company or the underwriter, each Holder shall refrain from selling securities included in such registration until notified by the Company or the underwriter that such prospectus has been supplemented or amended and no longer contains an untrue statement of material fact nor omits any fact necessary to make the statements therein not misleading;

          (f) Promptly notify the Holders of Registrable Securities and the underwriters of the following events: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents; (ii) any requests by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

          (g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (h) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (i) Enter into any customary agreements (including, without limitation, underwriting agreements in customary form), and take all other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (j) Make available for inspection to any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, provided that, each such Holder or underwriter, shall, upon the reasonable request of the Company, execute and deliver to the Company a confidentiality and nondisclosure agreement relating to such information, provided that such agreement shall contain such reasonable terms and conditions relating to confidentiality and nondisclosure matters mutually agreeable to such Holder or underwriter and the Company;

          (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l) Permit any Holder of Registrable Securities to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

          (m) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

          (n) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

          (o) Cooperate with the selling Holders of Registrable Securities and the underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters;

          (p) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

          (q) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and

          (r) Take all such other actions either necessary or appropriate to permit the Registrable Securities of a Holder to be registered and disposed of in accordance with the method of disposition described herein.

     6.   Registration Expenses.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel selected by the participating Holders of Investors' Shares in an amount not to exceed Twenty Thousand Dollars ($20,000) for a Long-Form Demand Registration and Fifteen Thousand Dollars ($15,000) for each Short-Form Demand Registration and Piggyback Registration, and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) To the extent Registration Expenses are not required to be paid by the Company, each Holder of securities included in any registration hereunder will pay those expenses (including discounts and commissions) allocable to the registration of such Holder's securities so included, and any expenses (including discounts and commissions) not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     7.   Indemnification.

          (a) The Company agrees to indemnify to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and partners, as the case may be, and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or allegedly untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, directors and partners, as the case may be, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

          (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or allegedly untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnified party will not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld); provided, however, that any consent to entry of any judgment or entry into any settlement must include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action, and then in such case, it shall be relieved only to the extent of such material prejudice.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities, the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. The Company also agrees to make such provisions, as are reasonably requested by an indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     8. Participation in Underwritten Registrations. No person may participate in any registration hereunder that is underwritten unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9. Reports Under the Securities Laws. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times subsequent to ninety (90) days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by the Company;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it is subject to such registration requirements; and

          (c) Furnish to any such Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any such Holder in availing any such Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     10. Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement is approved by the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding. Notwithstanding the foregoing, any amendments or agreements that affect the rights of the Class C Preferred or grant rights which are senior to or pari passu to the rights of the Class C Preferred must be approved by Holders of at least seventy-five percent (75%) of the Class C Preferred, and any amendments or agreements that affect the rights of the Class F Preferred or grant rights which are senior to or pari passu to the rights of the Class F Preferred must be approved by Holders of at least seventy-five percent (75%) of the Class F Preferred.

     11. Financial Statements; Inspection.

          (a) Delivery of Financial Statements. The Company shall deliver to each Holder of at least 100,000 Class F Investors' Shares (subject to adjustments for stock splits and the like) (a "Major Class F Holder"):

               (i) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each of the first eleven (11) months of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such months and consolidated statements of income and cash flows of the Company and its subsidiaries for such month and for the period commencing at the beginning of the fiscal year, and ending with the end of such month setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, all in reasonable detail; and

               (ii) Annual Reports. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year; and

               (iii) Budgets. As soon as available after approval by the Board of Directors, but in any event at least thirty (30) days prior to the beginning of each fiscal year, a business plan and operating budgets (prepared on a monthly basis) for the forthcoming fiscal year.

          (b) Inspection. The Company shall permit each Major Class F Holder, with such Holder to pay its own expenses, to visit and inspect the Company's properties during normal working hours, to examine its books of account and records and make copies thereof and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times, and upon reasonable notice, as may be requested by such Holder and all such queries to be reasonably related to the Holder's investment in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 11(b) to provide access to any information which it deems in good faith to be a trade secret or other confidential or proprietary information.

          (c) Termination of Information and Inspection Rights. The rights set forth in Section 11(a) and (b) shall terminate as to each Holder and be of no further force or effect when the Company is required to file reports (and does so) pursuant to Section 13 or 15(d) of the Exchange Act.

     12. Transfer of Registration Rights. Provided that the Company is given written notice by the Holder of Registrable Securities prior to, at the time of or reasonably soon after such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, and provided that to the Company's reasonable satisfaction, such proposed transferee is not a competitor or potential competitor of the Company, the rights granted to Holders hereunder may be transferred to any transferee acquiring, in the aggregate, shares representing at least 100,000 Shares (subject to adjustments for stock splits and the like).

     13.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

          (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c) Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Holders of at least seventy-five percent (75%) of the Registrable Securities (excluding all Registrable Securities held by the Company). Notwithstanding the foregoing, any amendments or agreements that affect the rights of the Class C Preferred or grant rights which are senior to or pari passu to the rights of the Class C Preferred must be approved by Holders of at least seventy-five percent (75%) of the Class C Preferred, and any amendments or agreements that affect the rights of the Class F Preferred or grant rights which are senior to or pari passu to the rights of the Class F Preferred must be approved by Holders of at least seventy-five percent (75%) of the Class F Preferred.

          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original and all of which counterparts taken together shall constitute one and the same Agreement.

          (h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

          (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

          (j) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier (charges prepaid) or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified in the Class F Stock Purchase Agreement (or at such other address for a party as shall be specified by like notice).

          (k) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, whether or not upon any breach or default of the other party, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing, shall be effective only to the extent specifically set forth in such writing and comply with Section 13(d) above. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          (l) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

                   [BALANCE OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

                                         ATHERSYS, INC.


                                         By:    /s/Gil Van Bokkelen, Ph.D.
                                            ----------------------------------
                                         Name:  Gil Van Bokkelen, Ph.D.
                                         Title: President and Chief Executive
                                                Officer






                [STOCKHOLDER SIGNATURES BEGIN ON FOLLOWING PAGE]

PRESIDENT LIFE SCIENCES CO., LTD.                ELWIN W. ANDERSON AND BETTY
                                                 LOU ANDERSON JTWROS


By: /s/ Por-Hsiung Lai                           /s/ Elwin W. Anderson
   ------------------------------                   ----------------------------
   Por-Hsiung Lai                                Elwin W. Anderson
   President

                                                 /s/ Betty Lou Anderson
                                                    ----------------------------
                                                 Betty Lou Anderson

ALGODON 453, INC.                                ATHERSYS INVESTORS LLC

By: /s/ Bill Ring                                By: /s/ Jud Martin
   ------------------------------                   ----------------------------
   Bill Ring                                        Dr. Jud Martin
   President                                        Manager



ATHERSYS INVESTORS II, L.L.C.                    ATHERSYS INVESTORS III, L.L.C.



By: /s/ Jud Martin                               By: /s/ Jud Martin
   ------------------------------                   ----------------------------
   Dr. Jud Martin                                   Dr. Jud Martin
   Manager                                          Manager

--------------------------------------------------------------------------------

B&N INVESTMENTS                              BAIE FINE, L.L.C.


By:/s/ Robert Betcher                        By: /s/ Robert S. Jackson
   ------------------------------                ----------------------------
   Robert Betcher                                Robert S. Jackson
   Partner                                       Title:Manager


By:/s/ Nancy Betcher
   ------------------------------
     Nancy Betcher
     Partner


BEN NICKMAN ATHERSYS                         BIOTECH 3 INVESTMENT L.L.C.
PARTNERS, L.P.                               By: BVF Partners L.P., its Manager
                                             By: BVF Inc., its general partner


By: /s/ Jennifer Sabelhaus                   By: /s/ Mark N. Lampert
   ------------------------------                ----------------------------
   Jennifer Sabelhaus                            Mark N. Lampert
   General Partner                               President


BLUE CHIP CAPITAL FUND II                    BRIDGEWOOD CAPITAL PARTNERS
LIMITED PARTNERSHIP
By: Blue Chip Venture Company, Ltd.


By: /s/ John C. McIlwraith                   By: /s/ Michael Weisberg
   ------------------------------                ----------------------------
   John C. McIlwraith                            Michael Weisberg
   Manager                                       General Partner



--------------------------------------------------------------------------------

RICHARD J. BRYSACZ TTEE                      BRIAN AND SUSAN CARLSON
SHARING PLAN                                 JT/WROS
U/A DTD 01-02-92

By: /s/ Richard J. Brysacz                   By: /s/ Brian Carlson
   ------------------------------                ----------------------------
   Richard J. Brysacz                            Brian Carlson
   Title:                                        Title:


                                             By: /s/ Susan M. Carlson
                                                 ----------------------------
                                                 Susan Carlson
                                                 Title:

CASE WESTERN RESERVE                         WARBURG DILLON READ LLC
UNIVERSITY

By: /s/ William M. Rose                      By: /s/ Kipp K. Schrage
   ------------------------------                ----------------------------
   William M. Rose                               Kipp Schrage
   Treasurer                                     Managing Director, Equities


                                             By: /s/ Raymond Yee
                                                 ----------------------------
                                                 Raymond Yee
                                                 Executive Director, Equities

CHELSEY CAPITAL                              CRESTWOOD CAPITAL
                                             INTERNATIONAL LTD.

By: /s/ Stuart Feldman                       By: /s/ Michael Weisberg
   ------------------------------                ----------------------------
   Mr. Stuart Feldman                            Michael Weisberg
   President                                     General Partner

CRESTWOOD CAPITAL PARTNERS                       CRESTWOOD CAPITAL PARTNERS II
L.P.                                             L.P.


By: /s/ Michael Weisberg                         By: /s/ Michael Weisberg
   ------------------------------                   -------------------------
   Michael Weisberg                                 Michael Weisberg
   General Partner                                  General Partner


CURRAN PARTNERS, L.P.                            DKM REVOCABLE TRUST, UID
                                                 OCTOBER 25, 1993

By: /s/ John P. Curran                           By: /s/ Daniel A. Madison
   ------------------------------                   -------------------------
   John P. Curran                                   Daniel A. Madison
   General Partner                                  Trustee

DRW VENTURE PARTNERS L.P.                        THE EBTC FOUNDATION

By: Dain Rauscher Corporation, its general
partner

By: /s/ Mary Zimmer                              By: /s/ Frank E. Samuel, Jr.
   ------------------------------                   -------------------------
   Mary Zimmer                                      Frank E. Samuel, Jr.
   Director, DRW Finance & Administration           President


EGM MEDICAL TECHNOLOGY FUND,                     EGM MEDICAL TECHNOLOGY
L.P.                                             OFFSHORE FUND, L.P.
By: Emerging Growth Management Co., its          By: Emerging Growth Management
general partner                                  Co., its
                                                 general partner


By: /s/ Michael T. Jackson                       By: /s/ Michael T. Jackson
   ------------------------------                   -------------------------
   Michael T. Jackson                               Michael T. Jackson
   General Partner                                  General Partner

GALLADIO HOLDING B.V.                            GERALDINE HEIBEL TRUST

By:/s/ Mark Rosman                               By: /s/ Richard Heibel
   ------------------------------                   -------------------------
   Mark Rosman                                      Richard Heibel
   Title:                                           Title:


GENE FUND L.P.                                   GRANT-JESTADT-GRANT, L.L.C.


By:                                              By: /s/ Tim Grant
   ------------------------------                   -------------------------
   Wei-Wu He                                        Timothy L. Grant
   Title:                                           Member


HARPEL VENTURE PARTNERS                          EDWARD L. HENDERSHOT CHARLES
                                                 SCHWAB & CO., INC. CUST. IRA
                                                 ROLLOVER

By: /s/ James W. Harpel
    -----------------------------
    James W. Harpel
    General Partner                              By: /s/ Edward Hendershot
                                                    -------------------------
                                                 Edward L. Hendershot
                                                 Title:


RUTH M. HENDERSHOT TTEE,                         HOEGH INVEST, AS
THE RUTH M. HENDERSHOT
TRUST U/A DTD APRIL 22, 1993

                                                 By: /s/ Carl Preben Hoegh
                                                    -------------------------
                                                    Carl Preben Hoegh
By: /s/ Ruth M. Hendershot                          Chairman
   ------------------------------
     Ruth M. Hendershot
     Trustee

ING BARINGS, LLC                                 INVESCO GLOBAL HEALTH
                                                 SCIENCES FUND

By: /s/ H. Gill Sawhney
   -------------------------------
   H. Gill Sawhney                               By: /s/ Glen A. Payne
   Managing Director                                -------------------------
                                                 Name:  Glen A. Payne
                                                 Title:     Secretary

KBC EQUITY FUNDS                                 KOONS OF ALEXANDRIA, LLC
BIOTECHNOLOGY

By: /s/ Youri Amerijckx
   -------------------------------
    /s/ Ignace Van Oortegem                    By: /s/ Michael L. Field
   --------------------------------                --------------------------
   Youri Amerijckx                                 Michael L. Field
   Equity Fund Manager                             President


MANSCHOT OPPORTUNITY FUND,                     MEDICAL VENTURE MANAGEMENT
L.P.

By:  Manschot Investor Group LLC, its
     General Partner                           By: /s/ Fredrik C. Schreuder
                                                   --------------------------
                                                   Name: Fredrik C. Schreuder
                                                   Title:   President

By: /s/ Tom P. Chapman III
   -------------------------------
   Tom P. Chapman III
   Title: Authorized Representative


MCP GLOBAL CORPORATION, LTD.                   MGT CORPORATION

By: /s/ Mia N. Pogue                           By: /s/ Thomas M. Ehlers
   --------------------------------                --------------------------
   Mai N. Pogue                                    Thomas M. Ehlers
   Director                                        Title: President

MIAMI VALLEY VENTURE FUND L.P.                 MICHAEL LEE FIELD CHARLES
By:  Blue Chip Venture Company of Dayton,      SCHWAB & CO., INC. CUST. IRA
Ltd.                                           ROLLOVER


By: /s/ John C. McIlwraith                     By: /s/ Michael L. Field
   --------------------------------                --------------------------
   John C. McIlwraith                              Michael L. Field
   Manager                                         Title:


MICHAEL T. JACKSON TRUST                       NEOMED INNOVATION, ASA


By: /s/ Michael T. Jackson                     By:/s/ Carl Christian Gilhuus-Moe
   --------------------------------               ---------------------------
   Michael T. Jackson                              Carl Christian Gilhuus-Moe
   Trustee                                         General Partner


                                               By:/s/ Erik Amble
                                                  ---------------------------
                                                  Erik Amble
                                                  General Partner

ODIN PARTNERS, L.P.                            OHIO INNOVATION FUND I, L.P.


By: /s/ John A. Gibbons                        By: /s/ Timothy G. Biro
   --------------------------------                --------------------------
   John Gibbons                                    Timothy G. Biro
   Managing Partner                                Managing Partner


PALMETTO PARTNERS, LTD.                        DONALD L. AND CAROL A. POE
By:  Palmetto Capital Corporation, its         JNT TEN
managing general partner


By: /s/ James M. Kendrigan                     /s/ Donald L. Poe
   --------------------------------            --------------------------
   James M. Kendrigan                          Donald L. Poe
   Vice President and Managing Director

                                               /s/ Carol A. Poe
                                               --------------------------
                                               Carol A. Poe


PRIMUS CAPITAL FUND IV LIMITED                 PRIMUS EXECUTIVE FUND LIMITED
PARTNERSHIP                                    PARTNERSHIP
By:  Primus Venture Partners IV Limited        By:  Primus Venture Partners IV Limited
Partnership, its general partner               Partnership, its general partner

By:  Primus Venture Partners IV, Inc., its     By:  Primus Venture Partners IV, Inc., its
general partner                                general partner


By: /s/ William C. Mulligan                    By: /s/ William C. Mulligan
   --------------------------------                --------------------------
   William C. Mulligan                             William C. Mulligan
   Executive Vice President                        Executive Vice President


R&P FAMILY LIMITED                             RICHARD B.  SANDERS AND MARY L.
PARTNERSHIP                                    SANDERS JT TEN


By: /s/ Ronald J. Shimek                           /s/ Richard B. Sanders
   --------------------------------                --------------------------
   Ron Shimek                                      Richard B. Sanders
   Title:

                                                   /s/ Mary L. Sanders
                                                   --------------------
                                                   Mary L. Sanders


SENTRON MEDICAL INC.                           SUSAN NOONAN AND ANTHONY J.
                                               RUSSO,  TENANTS-IN-COMMON


By: /s/ Clint Dederick                             /s/ Susan Noonan
   --------------------------------                --------------------------
   Clint Dederick                                  Susan Noonan
   Group Director, Venture Projects

                                                   /s/ Anthony J. Russo
                                                   --------------------------
                                                   Anthony J. Russo


TALMOR CAPITAL MANAGEMENT,                     TRIVENTURES
L.L.C.

By: /s/ Edmund H. Melhado                      By: /s/ Jim Lustig
   --------------------------------                --------------------------
   Edmund H. Melhado                               Jim Lustig
   Portfolio Manager                               Partner


VAN WAGONER FUNDS                              VAN WAGONER CAPITAL PARTNERS,
By:  Van Wagoner Capital Management, its       L.P.
general partner                                By:  Van Wagoner Capital Management, its
                                               general partner


By: /s/ Audrey Lam                             By: /s/ Audrey Lam
   --------------------------------                --------------------------
   Audrey Lam                                      Audrey Lam
   Managing Director                               Managing Director

VAN WAGONER CROSSOVER FUND,                    WILLIAM H. ROLFERT
L.P.                                           CHARLES SCHWAB & CO., INC.
By:  Van Wagoner Capital Management, its       CUST. IRA CONTRIBUTION
general partner


By: /s/ Audrey Lam                             By: /s/ William H. Rolfert
   --------------------------------                --------------------------
   Audrey Lam                                      William H. Rolfert
   Managing Director                               Title:


MICHAEL ARBAUGH AND KAREN                      INVESCO HEALTH SCIENCES FUND
LOPRESTO, AS JOINT TENANTS

                                               By:/s/ Glen A. Payne
                                                  ---------------------------
By: /s/ Michael Arbaugh  /s/ Karen LoPresto       Name: Glen A. Payne
   ----------------------------------------       Title:
   Name:
   Title:


/s/ John W. Allison                            /s/ Jonas Alsenas
-------------------------------                ------------------------------
John W. Allison                                Jonas Alsenas


/s/ Linda Kiss Baker                           /s/ Emily H. Brasfield
-------------------------------                ------------------------------
Linda Kiss Baker                               Emily H. Brasfield


/s/ Brian P. Clifford                          /s/ Ron Cohen
-------------------------------                ------------------------------
Brian P. Clifford                              Ron Cohen


/s/ Robert N. Comstock                         /s/ Timothy E. Davis, Jr.
-------------------------------                ------------------------------
Robert N. Comstock                             Timothy Edward Davis, Jr.

/s/ Michel Desbard                             /s/ Daniel V. Drake
-------------------------------                ------------------------------
Michel Desbard                                 Daniel V. Drake


/s/ John Harrington                            /s/ Paul Kelly
-------------------------------                ------------------------------
John J. Harrington                             Paul Kelly


/s/ Tinka Kurth                                /s/ Robert W. Mays
-------------------------------                ------------------------------
Tinka Kurth                                    Robert Mays


/s/ Edward F. McManus                          /s/ Ira Mellman
-------------------------------                ------------------------------
Edward F. McManus                              Dr. Ira Mellman


/s/ Richard K. Nason                           /s/ Samuel E. Navarro
-------------------------------                ------------------------------
Richard Nason                                  Samuel E. Navarro


/s/ James Nelson                               /s/ Kevin O'Connell
-------------------------------                ------------------------------
Dr. James Nelson                               Kevin O'Connell


/s/ Brian O'Connor                             /s/ Marc A. Pentopoulos
-------------------------------                ------------------------------
Brian O'Connor                                 Marc A. Pentopoulos


/s/ Robert Perry                               /s/ Barclay Phillips
-------------------------------                ------------------------------
Robert Perry                                   Barclay A. Phillips


/s/ H. Gill Sawhney                            /s/ Dr. Leon Smith
-------------------------------                ------------------------------
H. Gill Sawhney                                Dr. Leon Smith

/s/ Lloyd E. Smith                             /s/ Gil Van Bokkelen
-------------------------------                ------------------------------
Lloyd E. Smith                                 Gil Van Bokkelen


/s/ John R. Van Bokkelen                       /s/ William Van Bokkelen
-------------------------------                ------------------------------
John R. Van Bokkelen                           William Van Bokkelen


/s/ Arthur C.A. van der Goes                   /s/ Joe Vona
-------------------------------                ------------------------------
Arthur C.A. van der Goes                       Joe Vona


/s/ Laurie M. Wade                             /s/ David Wendel
-------------------------------                ------------------------------
Laurie M. Wade                                 David I. Wendel


/s/ Huntington Willard                         /s/ Raymond Yee
-------------------------------                ------------------------------
Dr. Huntington Willard                         Raymond Yee